Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-182192) of McEwen Mining Inc.,

(2)Registration Statement (Form S-4 No. 333-178306) of McEwen Mining Inc., and

(3) Registration Statements (Forms S-8 No. 333-144563, 333-144569, 333-112269, 333-36600, 333-179144 and 333-179143);

of our report dated June 30, 2014, with respect to the financial statements of Minera Santa Cruz S.A. included in this Annual Report (Form 10-K/A) of McEwen Mining Inc. for the year ended December 31, 2013.

City of Buenos Aires, Argentina
June 30, 2014

/s/ Pistrelli, Henry Martin y Asociados S.R.L
PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.
Member of Ernst & Young Global